Exhibit 99.1

Contact:
Gordon Link
Chief Financial Officer
515-598-2925
glink@linkp.com
FOR IMMEDIATE RELEASE

NewLink Genetics Corporation Announces Proposed Public Offering of Common Stock
AMES, Iowa, January 29, 2013 - NewLink Genetics Corporation (NASDAQ:NLNK), a biopharmaceutical company focused on discovering, developing and commercializing cancer therapeutics, today announced that it intends to offer and sell shares of its common stock in an underwritten public offering. The Company expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering. The Company intends to use the net proceeds from the offering for general corporate purposes, including regulatory, clinical trial, research and development, general and administrative and manufacturing expenses. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.
Jefferies & Company, Inc. and Stifel Nicolaus Weisel are acting as joint book-running managers in the offering.
The securities described above are being offered by the Company pursuant to a shelf registration statement previously filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC's website at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering, when available, may be obtained from Jefferies & Company, Inc., Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 12th Floor, New York, NY 10022, or by telephone at 877-547-6340, or by email at Prospectus_Department@Jefferies.com, or from Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, California 94104, or by calling (415) 364-2500.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.
About NewLink Genetics Corporation
NewLink Genetics Corporation is a biopharmaceutical company focused on discovering, developing and commercializing novel immunotherapeutic products to improve cancer treatment options for patients and physicians. NewLink's portfolio includes biologic and small-molecule immunotherapy product candidates intended to treat a wide range of oncology indications.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements of NewLink that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release are forward-looking statements, within the meaning of The Private Securities Litigation Reform Act of 1995. The words "anticipate," "expect," "intend," "may," "will,""could," "should," or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about the Company's expectations with respect to its proposed offering, including its intention to offer and sell shares, its intention to grant the underwriters an option to purchase additional shares and its intended use of proceeds from the offering. Such statements are based on the Company's expectations as of the date of this press release and are subject to certain risks and uncertainties that could cause actual results to differ materially, including but not limited to the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, as well as those risks discussed in NewLink's Annual Report on Form 10-K for the year ended December 31, 2011, in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012, and in its other filings with the Securities and Exchange Commission. The forward-looking statements in this press release represent NewLink's views as of the date of this press release. NewLink anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing NewLink's views as of any date subsequent to the date of this press release.